Exhibit 21.1

Quest Diagnostics Incorporated (DE)
(Incorporated on December 12, 1990 in Delaware; FEIN No. 16-1387862)
Subsidiaries, Joint Ventures and Affiliates

Company	Registered Alternate Name
100% Quest Diagnostics Holdings Incorporated (DE)
100% Quest Diagnostics International Holding Limited (UK)
100% Quest Diagnostics Holdings Ltd. (UK)
100% ExamOne Canada, Inc. (New Brunswick)
100% Quest Diagnostics Brasil Holdings Ltd. (UK)
100% Quest Diagnostics Testes Forenses do Brasil Ltda. (Brazil)
99.9% Quest Diagnostics HTAS India Private Limited (India) (0.1% Quest Diagnostics International Holdings Limited (UK)
100% Quest Diagnostics of Puerto Rico, Inc. (PR)
100% Quest Diagnostics do Brasil Ltda. (Brazil)
100% Quest Diagnostics Ireland Limited (Ireland)
100% Quest Diagnostics (Shanghai) Co., Ltd. (China)
100% Quest Diagnostics Subsidiary Holdings Ltd. (UK)
40% Q Squared Solutions Holdings Limited (UK)
100% Quest Diagnostics Clinical Laboratories, Inc. (DE)	Advanced Toxicology Network Smithkline Beecham Clinical Laboratories
100% LabOne, LLC (MO)	LabOne, Inc. of Kansas Quest Diagnostics
100% ExamOne World Wide, Inc. (PA)
100% ExamOne LLC (DE)
100% ExamOne World Wide of NJ, Inc. (NJ)
51% DGXWMT JV, LLC (DE)	Health Check by Quest Diagnostics
100% Mobile Medical Examination Services, LLC (CA)	MedXM
100% Quest Diagnostics Health & Wellness LLC (DE)
100% LabOne of Ohio, Inc. (DE)	Quest Diagnostics LabOne
44% Mid America Clinical Laboratories (IN)
51% Diagnostic Laboratory of Oklahoma LLC (OK)
49% Sonora Quest Laboratories LLC (AZ)
70% Quest Diagnostics Domestic Holder LLC (DE)
40% Q Squared Solutions Holdings, LLC (DE)

100% Quest Diagnostics Incorporated (MD)
100% Diagnostic Reference Services Inc. (MD)
100% Pathology Building Partnership (MD) (gen. ptnrshp.)

100% Quest Diagnostics Incorporated (MI)	Quest Diagnostics Incorporated

100% Quest Diagnostics India Private Limited (India)

100% Quest Diagnostics Infectious Disease, Inc. (DE)
(30%) Quest Diagnostics Domestic Holder LLC (DE)

Exhibit 21.1

100% Quest Diagnostics International LLC (DE)

100% Quest Diagnostics Investments LLC (DE)

100% Quest Diagnostics LLC (IL)	Quest Diagnostics LLC

100% Quest Diagnostics LLC (MA)	Quest Diagnostics LLC Quest Diagnostics of Connecticut LLC
81.1% Quest Diagnostics Massachusetts LLC (MA)

100% Quest Diagnostics LLC (CT)

100% Quest Diagnostics Mexico Holding Company Trust (Mexico)
100% Quest Diagnostics Mexico, S de RL de CV (Mexico)
100% Quest Diagnostics Terracotta LLC (DE)

100% Quest Diagnostics Nichols Institute (CA)	Nichols Institute

100% Quest Diagnostics of Pennsylvania Inc. (DE)
51% Quest Diagnostics Venture LLC (PA)
53.5% Associated Clinical Laboratories of Pennsylvania, L.L.C. (PA)
1% Associated Clinical Laboratories, L.P. (PA)
52.97% Associated Clinical Laboratories, L.P. (PA)

100% Quest Diagnostics Receivables Inc. (DE)

100% Quest Diagnostics TB LLC (DE)

100 % Quest Diagnostics Ventures LLC (DE)

100% Athena Diagnostics, Inc. (DE)

100% American Medical Laboratories, Incorporated (DE)
100% Quest Diagnostics Nichols Institute, Inc. (VA)	Nichols Institute
100% Quest Diagnostics Incorporated (NV)	Quest Diagnostics Incorporated of Nevada

100% Clearpoint Diagnostic Laboratories, LLC (TN)	Clearpoint Diagnostic Laboratories

100% Cleveland HeartLab, Inc. (DE)	Cleveland HeartLab Services, Inc.

100% Isabella Street Urban Renewal, LLC (NJ)

100% Med Fusion, LLC (TN)	med fusion med fusion clin-trials med fusion clin-labs

100% Nomad Massachusetts, Inc. (MA)
100% Laboratorio de Analisis Biomedicos, S.A. (Mexico)

100% Reprosource Fertility Diagnostics, Inc. (MA)

Exhibit 21.1

100% Spectrum Holding Company, Inc. (DE)
100% Solstas Lab Partners Group, LLC (NC)
100% Solstas Lab Partners, LLC (VA)

100% Unilab Corporation (DE)	Quest Diagnostics

100% AmeriPath, Inc. (DE)
100% AmeriPath Cincinnati, Inc. (OH)	Richfield Laboratory of Dermatopathology
100% AmeriPath Cleveland, Inc. (OH)	AmeriPath GI Institute Dermpath Diagnostics
100% AmeriPath Consolidated Labs, Inc. (FL)
100% AmeriPath Florida, LLC (DE)
AmeriPath Central Florida
AmeriPath Northeast
   Florida
AmeriPath Southwest
   Florida
Bay Area
   Dermatopathology
Dermpath Diagnostics
Dermpath Diagnostics
   Bay Area
Institute for
   Immunofluorescence
Institute for Podiatric
   Pathology

100% AmeriPath Hospital Services Florida, LLC (DE)
100% AmeriPath Kentucky, Inc. (KY)
100% AmeriPath Lubbock 5.01(a) Corporation (TX)	AmeriPath Southwest Texas
100% AmeriPath New York, LLC (DE)	AmeriPath East AmeriPath Gastrointestinal Diagnostics AmeriPath Northeast Dermpath Diagnostics Dermpath Diagnostics NE-Braintree Ackerman Academy of Dermatopathology Dermpath Diagnostics New York
100% AmeriPath PAT 5.01(a) Corporation (TX)
100% AmeriPath Texas Inc. (DE)
100% AmeriPath Tucson, Inc. (AZ)	AmeriPath Arizona
100% Arlington Pathology Association 5.01(a) Corporation (TX)
100% Consolidated DermPath, Inc. (DE)
100% DFW 5.01(a) Corporation (TX)	AmeriPath North Texas AmeriPath Dallas AmeriPath DFW 5.01(a) Corporation
100% Diagnostic Pathology Services, Inc. (OK)	AmeriPath Oklahoma
100% Kailash B. Sharma, M.D., Inc. (GA)
100% Nuclear Medicine and Pathology Associates (GA)
100% Institute for Dermatopathology, Inc. (PA)	AmeriPath Mid-Atlantic Dermpath Diagnostics The Dermatopathology Laboratory
100% NAPA 5.01(a) Corporation (TX)	Dermpath Diagnostics Texas

Exhibit 21.1

100% Ocmulgee Medical Pathology Association, Inc. (GA)	AmeriPath Georgia Gastrointestinal Diagnostics Dermpath Diagnostics
100% Specialty Laboratories, Inc. (CA)	Quest Diagnostics Nichols Institute of Valencia, Inc.
100% TXAR 5.01(a) Corporation (TX)
Additional Entities Consolidated for Accounting Purposes
A. Bernard Ackerman, M.D. Dermatopathology, PC (NY)
AmeriPath Indianapolis, P.C. (IN)	AmeriPath Indianapolis, PSC Dermpath Diagnostics
AmeriPath Milwaukee, S.C. (WI)	AmeriPath Great Lakes
Colorado Pathology Consultants, P.C. (CO)	AmeriPath Colorado Dermpath Diagnostics
Dermatopathology of Wisconsin, S.C. (WI)
Diamond Occupational Health Services, P.S.C. (PR)
Hoffman, M.D., Associated Pathologists Chartered (NV)	AmeriPath Nevada Associated Pathologists, Chartered
Kilpatrick Pathology, P.A. (NC)
PhenoPath Laboratories, PLLC (WA)
Southwest Diagnostic Laboratories, P.C. (CO)
St. Luke’s Pathology Associates, P.A. (KS)	AmeriPath Kansas City

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